UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

TouchIT Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151252	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Big Beaver Road Suite 200 Troy, MI 48084, USA
 (Address of principal executive offices)

Registrant’s telephone number, including area code:

00-44-207 858 1045

Istanbul Trakya Serbest Bölgesi Atatürk Bulvari Ali Riza Efendi cd., A4 Blok Çatalca,
Istanbul Turkey
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) On September 30, 2011, TouchIT Technologies, Inc., through its board of directors (the “Board of Directors”), dismissed Denge Baimsiz Denetim Serbest Muhasebe Mali Mьavirlik (“Denge”), the independent registered public accounting firm for Touch IT Education Technologies Dış Ticaret Kollektif Şirketi Andrew Stuart Brabin ve Ortağı  and Touch IT Technologies Kollektif Şirketi Ronald George Murphy ve Ortakları (together with TouchIT Technologies, Inc. is collectively referred to as the “Company”) since May 7, 2010, due to the Company’s relocation of its principal place of business from Turkey to the United States. The Board of Directors subsequently appointed Edward Richardson Jr., CPA to serve as the Company’s independent auditor. The change in independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by Denge.

Pursuant to Item 304 of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(i) Denge was dismissed as the Company’s independent registered public accounting firm effective on September 30, 2011.

(ii) The reports of Denge regarding the financial statements for fiscal years ended December 31, 2009 and December 31, 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. However, Denge issued reports on the Company's financial statements for the fiscal quarter ended June 30, 2011, in which the reports were qualified with respect to the Company’s ability to continue as a going concern .

(iii) The decision to dismiss Denge was recommended and approved by the Board of Directors of the Company on September 30, 2011.

(iv)  In connection with the audit of the Company's financial statements for the two most recent fiscal years 2009 and 2010,  and any subsequent interim period preceding such dismissal, there were no disagreements, resolved or not, with Denge on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Denge, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K.

The Company provided Denge with a copy of the disclosures in this Form 8-K and requested that Denge furnish it with a letter addressed to the Securities Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01. A copy of the letter dated October 10, 2011, furnished by Denge in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b) On September 30, 2011, the Company’s Board of Directors approved the appointment of Edward Richardson Jr., CPA to serve as the Registrant’s independent auditor. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Edward Richardson Jr., CPA either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Edward Richardson Jr., CPA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

Item 9.01

Exhibit Number	Description
16.1	Letter of Denge Baimsiz Denetim Serbest Muhasebe Mali Müavirlik to the Securities Exchange Commission dated October 10, 2011

Forward-Looking Statements

This filing contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are only predictions and are not guarantees of future performance.  Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of TouchIT Technologies, Inc. that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements.  Although TouchIT Technologies, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, it cannot guarantee future results or events.  TouchIT Technologies, Inc. expressly disclaims a duty to update any of the forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TouchIT Technologies, Inc.

By:	/s/ Andrew Brabin
Name:	Andrew Brabin
Title:	Chief Financial Officer
Date:	October 10, 2011